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                         Independent Auditors' Consent
                         -----------------------------

The Supervisory Board of
Siemens AG:

We consent to the incorporation by reference in the registration statement (No. 333-13428) on Form S-8 of Siemens AG of our report dated November 29, 2001, except for footnote 31 as to which the date is December 6, 2001, relating to the consolidated balance sheets of Siemens AG and subsidiaries as of September 30, 2001 and 2000, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the years in the three-year period ended September 30, 2001, which report appears in the annual report on Form 20-F of Siemens AG for the fiscal year ended September 30, 2001.

                                      /s/ KPMG Deutsche Treuhand-Gesellschaft AG

Munich, Germany
December 18, 2001